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           This is a confirming copy of the S-8 form previously filed with the S.E.C. on February 21, 1996
              As filed with the Securities amd Exchange Commission
                            on ________________________
                   File No. 33-________________________
  ________________________________________________________________________
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM S-8
                              Registration Statement
                                      Under the
                              Securities Act of 1933

                              VERTEX INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

           State of New Jersey                              22-2050350
       (State or Other Jurisdiction                   (IRS Employer ID No.)
     of Incorporation or Organization)

                  23 Carol Street, Clifton, New Jersey 07014-0096
                 (Address of Principal Executive Offices)(Zip Code)

         Retainer Agreement with the Law Offices of Jeffrey D. Marks, Esq.,P.C.

             Ron C. Byer, 23 Carol Street, Clifton, New Jersey 07014-0096
                                  (201) 777-3500

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X

                          CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
  Title of                     Maximum        Maximum
  Securities     Amount        Offering      Aggregrate        Amount of
  to be          to be          Price         Offering       Registration
  Registered   Registered     Per share         Price            Fee
  Common Stock   15,000        .75(1)         $11,250          $100.00
  (1) Calculated pursuant to Rule 457(h).

  Page 1 of 12  contained in the sequential numbering system.
          The Exhibit Index may be found on Page 7 of the sequential numbering system.



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   ITEM 3.     Incorporation of Certain Documents by Reference.

  The following documents are incorporated by reference into the Registration
  Statement:

  The Company's Annual Report on Form 10-K for the year ended July 31, 1995, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby remaining unsold shall be deemed to be to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

  The description of the Company s common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

  ITEM 4. Description of Securities.

  Securities are registered under Section 12 of the Exchange Act.

  ITEM 5. Interest of Named Experts and Counsel.

  The validity of the issuance of the securities registered pursuant to this Registration Statement is being passed upon for the Company by Jeffrey D. Marks, Esq., P.C., P.O. Box 1896, 30 Howe Avenue, Suite 202, Passaic, New Jersey 07055.

  ITEM 6. Indemnification of Directors and Officers.

  Section 14A:3-5 of the Business Corporation Act of New Jersey (the Act ) provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by Section 14A:3-5 of the Act.

  The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by New Jersey law.

  ITEM  7.     Exemption from Registration Claimed.

  Does not apply.

  ITEM  8.     Exhibits.

  5.1 Opinion of Jeffrey D. Marks, Esq. regarding the legality of the securities being offered hereby.
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  24.1    Consent of Sax, Macy, Fromm & Co., P.C.

  24.2    Consent of Jeffrey D. Marks, Esq. (contained in Exhibit 5.1)

  ITEM 9. Undertakings.

  The undersigned hereby undertakes:

     (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

      (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

     (4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the
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prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Clifton, State of New Jersey, on the 26th day of January, 1996.

Vertex Industries, Inc.

BY: S/Ronald C. Byer
    Ronald Byer, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



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  Signature                   Title                    Date

___________________         Chairman of the Board,   _________________
     James Q. Maloy         and Director

S/Ronald C. Byer            President, Chief         1/26/96
  Ronald C. Byer            Executive Officer,
                            and Director

S/G.A. Powch                Director                 2/6/96
  George Powch


S/Irwin Dorros              Director                 2/13/96
  Irwin Dorros


S/W. H. Highleyman          Director                 1/30/96
  Wilbur Highleyman























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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549



                      ________________________

                              EXHIBITS

                                 TO

                              FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                      ________________________


                       VERTEX INDUSTRIES, INC.




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  EXHIBIT INDEX


  Exhibit                                                  Sequentially
  Number                                                   Numbered Page

  5.1          Opinion of Jeffrey D. Marks, Esq.,
               regarding the legality of the
               securities being offered hereby.                  9

  24.1         Consent of Sax, Macy, Fromm and Co.,
               P.C.                                             12

  24.2         Consent of Jeffrey D. Marks, Esq.
               (contained in Exhibit 5.1)